Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholder-Director of

QVC, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.  The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue due to the adoption of Accounting Standards Update No. 2014-19, Revenue from Contracts with Customers.

/s/KPMG LLP

Philadelphia, Pennsylvania
September 16, 2019